UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)               February 3. 2006

CATALYST SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21488	77-0083129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Borregas Avenue, Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 542-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Catalyst Semiconductor, Inc. (“Catalyst”) entered into an agreement to purchase a facility to serve as its principal facility effective on February 3, 2006. Under the agreement between 2975 Stender Associates LLC and Catalyst, Catalyst agreed to pay $3,700,000 in cash for the property at 2975 Stender Way, Santa Clara, California. Pursuant to the agreement, Catalyst was required to make an initial deposit of $100,000 within two days after the effective date. Catalyst is required to make a second deposit of $100,000 no later than one day after the inspection period, which ends on March 6, 2006. The transaction is expected to close on or about March 16, 2006.

A copy of the agreement of sale is attached hereto as Exhibit 10.98 and is incorporated herein by reference.  On February 9, 2006, Catalyst issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the purchase of the property. The press release is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.98	Agreement of Sale by and between 2975 Stender Associates LLC and Catalyst Semiconductor, Inc. effective as of February 3, 2006.

99.1	Press release dated February 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 9, 2006

CATALYST SEMICONDUCTOR, INC.

By:	/s/ Gelu Voicu
Gelu Voicu
President and Chief Executive Officer

By:	/s/ Thomas E. Gay III
Thomas E. Gay III
Vice President, Finance and Administration and Chief Financial Officer